--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  November 27, 2000.



                         Rational Software Corporation
            (Exact name of registrant as specified in its charter)



           Delaware                       000-12167              54-1217099
(State or other jurisdiction of          (Commission           (IRS Employer
        incorporation)                   File Number)        Identification No.)


                             18880 Homestead Road
                          Cupertino, California 95014
                    --------------------------------------
                    Address of principal executive offices


                                (408) 863-9900
              --------------------------------------------------
              Registrant's telephone number, including area code

--------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS

     On November 27, 2000, Rational Software Corporation, Catapulse Inc.,
Paul Levy, Michael Devlin, and certain other parties entered into an Agreement and Plan of Reorganization pursuant to which Rational agreed to acquire all of the outstanding shares of Catapulse not owned by it pursuant to a merger transaction. A copy of the Agreement and Plan Reorganization, as amended and restated, which provides for the merger of Catapulse with and into Rational, is attached hereto as Exhibit 99.1.

     Under the terms of the merger, Rational will issue 0.0825 shares of Rational common stock for each share of Catapulse capital stock outstanding at the effective time of the merger, and will assume the options, warrants and other rights to acquire shares of Catapulse capital stock with appropriate adjustments based upon the exchange ratio. Shares of Catapulse stock owned by Rational will be cancelled in the merger. In lieu of fractional shares of Rational common stock, Catapulse stockholders will receive cash in payment for any such fractional share.

     The merger will not be completed unless the conditions contained in the Agreement and Plan of Reorganization are satisfied or waived, including:

     . the approval of the issuance of shares of Rational common stock in the merger by the requisite vote of the stockholders of Rational pursuant to the rules of the Nasdaq National Market, as well as by a majority of the shares of the disinterested stockholders of Rational,

     . the approval of the Agreement and Plan of Reorganization and the merger by the requisite vote of the stockholders of Catapulse under the certificate of incorporation of Catapulse and the Delaware General Corporation Law, as well as by a majority of the outstanding shares of the disinterested stockholders of Catapulse,

     . the effectiveness of a Form S-4 Registration Statement for the registration of the shares to be issued in the merger,

     . there has not been any action or event that has had a material adverse effect on Rational or Catapulse, and

     . the receipt of certain regulatory approvals or the expiration of applicable waiting periods, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Accordingly, there can be no assurances that the merger will occur.

     The Merger Agreement may be terminated (1) by mutual agreement of the parties thereto, (2) if the merger is not completed on or before June 30, 2001, or (3) if certain other specified events occur before June 30, 2001.

     The merger will be accounted for by Rational under the purchase method of accounting.

     The foregoing summary is qualified in its entirety by reference to the Agreement and Plan of Reorganization attached hereto.

     The information set forth in Rational's press release dated November 27, 2000 and attached hereto as Exhibit 99.2 is incorporated by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.
          --------

          Number    Description
          ------    -----------

          99.1 Agreement and Plan and Reorganization dated as of November 27, 2000, as amended and restated, by and among Rational Software Corporation, Reindeer Acquisition Corporation, Catapulse Inc., Paul Levy and Michael Devlin, U.S. Bank Trust, National Association as Escrow Agent, and Paul Levy as Securityholder Agent.

          99.2 Press release announcing the signing of the Agreement and Plan of Reorganization.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   RATIONAL SOFTWARE CORPORATION


                                   /s/ Timothy Brennan
                                   --------------------------------------------
                                   Timothy Brennan, Chief Financial Officer and
                                   Secretary

                                   Date:  December 13, 2000

                         Exhibit Index.
                         -------------

                         Number         Description
                         ------         -----------

                         99.1 Agreement and Plan and Reorganization dated as of November 27, 2000, as amended and restated, by and among Rational Software Corporation, Reindeer Acquisition Corporation, Catapulse Inc., Paul Levy and Michael Devlin, U.S. Bank Trust, National Association as Escrow Agent, and Paul Levy as Securityholder Agent.

                         99.2 Press release announcing the signing of the Agreement and Plan of
                                        Reorganization.